Exhibit 99.1
For Immediate Release

ROCKY MOUNTAIN CHOCOLATE FACTORY LAUNCHES
INTERNATIONAL EXPANSION STRATEGY
WITH FIRST MASTER LICENSING AGREEMENT IN JAPAN

LICENSEE HAS RIGHT OF FIRST REFUSAL FOR STORES IN CHINA, TAIWAN
 AND SOUTH KOREA

DURANGO, Colorado (April 30, 2012)--Rocky Mountain Chocolate Factory, Inc. (NASDAQ Global Market: “RMCF”) (the “Company”), which franchises/operates gourmet chocolate and self-serve frozen yogurt stores and manufactures an extensive line of premium chocolates and other confectionery products, today announced the launch of its international expansion strategy with the signing of a Master Licensing Agreement (the “Agreement”) covering the country of Japan with a strategic partner (the “Licensee”) based in Hong Kong.

“We are delighted to announce our entry into Asia with a strong licensing partner that has extensive international experience operating retail units that sell confectionery products in Japan,” stated Franklin Crail, Chairman and Chief Executive Officer of the Company.  “Japanese consumers have exhibited great enthusiasm for our brand and our products, as evidenced by the strong sales generated by a test Rocky Mountain Chocolate Factory store that our licensing partner opened in the upscale AEON Lake Town Mall in a suburb of Tokyo in December 2011, and we expect that consumers in other Asian countries will show the same enthusiasm we have seen to date in Japan.  The Licensee also expects to open test stores in Hong Kong and Shanghai, China later this year. With our entry into Japan and potentially into China, we believe an international expansion in Asia and other countries could play a very significant role in our Company’s growth for the foreseeable future.”

“As Licensee, We have developed an aggressive retail unit opening program and expect to complete the minimum retail unit development schedule for Japan substantially sooner than the Agreement requires,” observed Masahiro Oyama, CEO of RMCF Asia, LTD.

Under the terms of the Agreement, the Licensee will pay the Company a Master License Fee for the right to open Rocky Mountain Chocolate Factory stores for its own account and for the account of franchisees throughout the country of Japan (the “Licensed Territory”).  The Master License Fee is payable upon the execution of the Agreement and annually thereafter, or until 100 stores have been opened in the Licensed Territory.  The Agreement requires at least 10 new stores to open each year for 10 years, for a total minimum of 100 stores in the Licensed Territory by the expiration of the initial term of the Agreement.  The Company will receive royalties on all retail unit sales opened under the Agreement and will generate factory sales as the exclusive provider of confectionary products to the Licensee.

The Agreement also grants the Licensee the right of first refusal to acquire an exclusive master license for the opening of stores in the People’s Republic of China (including Hong Kong), Taiwan and South Korea.

“While licensees have operated Rocky Mountain Chocolate Factory stores in Canada and the United Arab Emirates for many years, we view the Master License Agreement in Japan as the blueprint for an aggressive international expansion initiative that can accelerate the growth of our retail store network and eventually introduce our gourmet chocolates and other confectionery products to consumers on a global scale,” observed Bryan Merryman, Chief Operating Officer of the Company.  “As we have done in Japan, our goal is to partner with some of the most experienced operators and retailers in the world when expanding into other countries.  We believe that we have developed a licensing model that combines our know-how with our partners’ unique knowledge of their countries’ cultures and retail environments, thereby creating a recipe for success.  We intend to pro-actively seek out prospective international licensees that are financially strong, possess experience serving the same type of customers who frequent Rocky Mountain Chocolate Factory stores, and have successfully operated other complementary franchise concepts.”

“Our Licensee in Japan has been operating a single Rocky Mountain Chocolate Factory store in a Tokyo mall for the past 4 months that appears on track to generate first-year sales significantly higher than the average of our U.S. retail store network,” continued Merryman.  “Consumer enthusiasm for our chocolate products, as evidenced by the performance of this test store, combined with the popularity of American brands in the Far East, supports our confidence that Japan can become a major market for our products in the future.”

About RMCF Asia, LTD

RMCF Asia, LTD, which was formed to develop Rocky Mountain Chocolate Factory units throughout Asia, holds the Master License Agreement for the development of a minimum of a 100 Rocky Mountain Chocolate Factory units in the country of Japan and has the first right of refusal for the development of retail units in China (including Hong Kong), Taiwan, and South Korea.  As of April 30, 2012 the Company operated one (1) unit in an upscale regional shopping center, AEON Lake Town, in a suburb of Tokyo, Japan.  The Company plans to open another unit in June 2012 in an AEON mall in Nara, Japan, along with test units later this year in Hong Kong and Shanghai, China.

About AEON Group

AEON (“the Group”), based in Chiba, Japan, is a retailing group that is comprised of 180 companies, united by a strong management base and globally advanced merchandising and logistics processes. With retailing as its core, the Group operates lifestyle-enhancing retail and a variety of other venues, ranging from general merchandise stores and supermarkets, to fashion-conscious specialty stores, financial service providers and amusement facilities.  In its home market of Japan and across a growing network in China and Southeast Asia, AEON’s stores, goods and services are characterized by customer partnerships at the community level and its commitment to total customer satisfaction at all times.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc. is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. As of April 30, 2012, the Company and its franchisees operated 307 chocolates stores, 51 co-branded stores, and 13 self-serve frozen yogurt stores in 40 states, Canada, Japan and the United Arab Emirates.

The Company is headquartered in Durango, Colorado, and its common stock is listed on The Nasdaq Global Market under the symbol “RMCF”.

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements involve risks and uncertainties, and we undertake no obligation to update any forward-looking information.  Risks and uncertainties that could cause cash flows to decrease or actual results to differ materially include, without limitation, seasonality, consumer interest in our products, general worldwide economic conditions, consumer and retail trends, costs and availability of raw materials, competition, the success of our licensees in international markets, including but not limited to new store openings, reception of our brand in new markets, international laws and regulations, the ability to secure international  trademarks, availability of viable locations and other risks.  Readers are referred to our periodic reports filed with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  The information contained in this press release is a statement of our present intentions, beliefs or expectations and is based upon, among other things, the existing business environment, industry conditions, market conditions and prices, the economy in general and our assumptions.  We may change our intentions, beliefs or expectations at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise.  The cautionary statements contained or referred to in this press release should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Mr. Masahiro Oyama from RMCF Asia, Ltd. and Mr. Bryan Merryman (RMCF) exchange copies of the Master License Agreement

Signing Ceremony –First row: Eri Kajifusa, Ino Mataa and Hideo Tadakoro from Aeon Mall Co., Ltd.
Front Row: Fred Cheung from RMCF Asia, Ltd., Bryan Merryman (RMCF), Masahiro Oyama from RMCF Asia, Ltd. and Gregory Pope (RMCF)

For Further Information, Contact Bryan J. Merryman COO/CFO (970) 259-0554